Exhibit 10.16

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

Lakeside Management Financial, LLC

SECURED PROMISSORY NOTE

$	[Issuance Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to the order of LAKESIDE MANAGEMENT FINANCIAL, LLC (“Lakeside”), at 1040 12th Avenue NW, Issaquah, WA 98027-8929, or at such other address as the holder of this Note shall direct, the principal sum of                                                           DOLLARS ($                     ), or such lesser amount as may be outstanding from time to time hereunder.

The principal amount of this Note shall be payable in [#] monthly installments of principal payable on the first day of each month (commencing [Commencement Date], with the first [#] installments of principal being in the amount of $                      and the [#] and final installment of all unpaid principal due on [Due Date].

In the event a member of Lakeside is entitled to a return of capital (a “Capital Return Event”) pursuant to Section 3.2.b of the limited liability company agreement of Lakeside dated as of even date herewith (and without giving effect to any amendments thereto), Borrower agrees that it shall not make any dividend, distribution, redemption, contribution, payment or other transaction involving the equity interests of the Borrower to Borrower’s members until Borrower makes payments to Lakeside after such Capital Return Event sufficient to return capital to such member of Lakeside as required by Section 3.2.b.

This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to         % per annum. Interest during an Event of Default

shall be         % per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Accrued interest on this Note shall be payable monthly in arrears on the first day of each month, commencing [Commencement Date]. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereof.

Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

During an Event of Default (defined below) Lakeside may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. The acceptance of any installment of principal or interest by Lakeside after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Lakeside to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

“Event of Default” means the occurrence of one or more of the following: (a) default in the payment when due for a period of 10 days (whether by lapse of time, acceleration or otherwise) of any principal or interest on this Note (except that a failure to make a Prepayment not permitted by SVB under the SVB Credit Agreement defined below shall not be an Event of Default hereunder); (b) default in the observance or performance of any other provision hereof or of the Security Agreement (defined below) which is not remedied within thirty (30) days after written notice thereof to Borrower by Lender; (d) any representation or warranty made by Lender herein or in the Security Agreement proves untrue in any material respect as of the date of the issuance or making thereof; or (e) an Event of Default exists under the Loan and Security Agreement among Borrower, Applied Precision Holdings, LLC and Silicon Valley Bank dated as of September 30, 2002, as amended from time to time (the “SVB Credit Agreement”).

All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Lakeside shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder.

The Borrower agrees to pay all costs and expenses (including without limitation attorney’s fees) incurred by Lakeside in connection with or related to this Note, or its enforcement, whether or not suit be brought. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

This Note is secured by that certain Security Agreement dated as of even date herewith, (as the same may be amended from time to time, the “Security Agreement”). Nothing herein shall be deemed to limit any of the terms or provisions of the Security Agreement, and all of Lakeside’s rights and remedies hereunder and thereunder are cumulative.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized representative of Lakeside, and then only to the extent therein specifically set forth.

This Note is subject to the terms of that certain Mutual Subordination Agreement among Lender, Silicon Valley Bank (“SVB”), Borrower and Applied Precisions Holdings, LLC. Borrower will provide Lakeside copies of any notices sent to or received from SVB pursuant to the SVB Credit Agreement respecting an Event of Default thereunder.

LAKESIDE AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LAKESIDE AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF LAKESIDE OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LAKESIDE OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

This Note is payable in, and shall be governed by the laws of, the State of Washington.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Applied Precision, LLC

By:	Applied Precision Holdings, LLC, its sole member

By
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